Exhibit 21.1
LIST OF SUBSIDIARIES OF CAPRI HOLDINGS LIMITED

Entity Name	Jurisdiction of Formation
Michael Kors (UK) Holdings Limited	United Kingdom
Michael Kors (UK) Limited	United Kingdom
Michael Kors (USA) Holdings, Inc.	Delaware
Michael Kors (USA), Inc.	Delaware
Michael Kors Retail, Inc.	Delaware
Michael Kors Stores (California), Inc.	Delaware
Michael Kors, L.L.C.	Delaware
Michael Kors Stores, L.L.C.	New York
Michael Kors Aviation, L.L.C.	Delaware
Michael Kors Virginia, LLC	Virginia
Michael Kors (Canada) Co.	Nova Scotia
Michael Kors (Canada) Holdings Ltd.	Nova Scotia
Michael Kors (Switzerland) GmbH	Switzerland
Michael Kors (Switzerland) Holdings GmbH	Switzerland
Michael Kors (Switzerland) International GmbH	Switzerland
Michael Kors (Switzerland) Retail GmbH	Switzerland
Michael Kors (UK) Intermediate Ltd.	United Kingdom
Michael Kors Japan K.K.	Japan
Michael Kors Limited	Hong Kong
MK (Shanghai) Commercial Trading Company Limited	China
Michael Kors Belgium BVBA	Belgium
Michael Kors (Bucharest Store) S.R.L.	Romania
Michael Kors (France) SAS	France
Michael Kors (Germany) GmbH	Germany
Michael Kors Spain, S.L.U.	Spain
Michael Kors Italy S.R.L. Con Socio Unico	Italy
Michael Kors (Austria) GmbH	Austria
Michael Kors (Netherlands) B.V.	Netherlands
Michael Kors (Poland) Sp. z o.o.	Poland
Michael Kors (Europe) B.V.	Netherlands
Michael Kors (Czech Republic) s.r.o.	Czech Republic
Michael Kors (Luxembourg) Retail S.à r.l.	Luxembourg
Michael Kors (Portugal) Lda.	Portugal
Michael Kors (Ireland) Limited	Ireland
Michael Kors (Sweden) AB	Sweden
Michael Kors (Denmark) ApS	Denmark
Michael Kors (Norway) AS	Norway
Michael Kors (Hungary) Kft.	Hungary
Michael Kors Korea Yuhan Hoesa	South Korea
Michael Kors (Finland) Oy	Finland
Michael Kors (Latvia) SIA	Latvia
UAB Michael Kors (Lithuania)	Lithuania
MK (Panama) Holdings, S.A.	Panama
Michael Kors (HK) Limited	Hong Kong
Michael Kors Trading (Shanghai) Company Limited	China
MKJC Limited	British Virgin Islands

Entity Name	Jurisdiction of Formation
Jimmy Choo Group Limited	United Kingdom
Jimmy Choo (Holdings) Limited	United Kingdom
Choo EUR Finance Limited	United Kingdom
Choo USD Finance Limited	United Kingdom
Choo Luxury Group Limited	United Kingdom
Choo Luxury Holdings Limited	United Kingdom
Choo Luxury Finance Limited	United Kingdom
J. Choo (Jersey) Limited	Jersey
J. Choo Limited	United Kingdom
JC Industry S.r.l	Italy
Jimmy Choo Korea Limited	South Korea
JC Gulf Trading LLC	UAE
J Choo USA Inc.	Delaware
J Choo Florida Inc.	Delaware
J. Choo Canada Inc.	British Columbia
J. Choo (OS) Limited	United Kingdom
J Choo Germany GmbH	Germany
ITACHOO S.r.l.	Italy
Jimmy Choo Florence S.r.l.	Italy
FRANCHOO SAS	France
JIMMY CHOOO SPAIN S.L.U.	Spain
J Choo (Switzerland) AG	Switzerland
J. Choo (Belgium) BVBA	Belgium
J. Choo Netherlands B.V.	Netherlands
J. Choo Czech s.r.o	Czech Republic
J. Choo Russia JV Limited	United Kingdom
J. Choo RUS LLC	Russia
J. Choo (Austria) GmbH	Austria
J. Choo Supply SA	Switzerland
J. Choo Hong Kong JV Limited	Hong Kong
Jimmy Choo Hong Kong Limited	Hong Kong
J.Choo Japan JV Limited	United Kingdom
Jimmy Choo Tokyo K.K.	Japan
J. Choo (Asia) Limited	Hong Kong
Jimmy Choo (Shanghai) Trading Co. Limited	China
J. Choo Singapore JV Limited	United Kingdom
Jimmy Choo (Singapore) Pte. Limited	Singapore
Jimmy Choo (Malaysia) Sdn. Bhd.	Malaysia
JC Services ME DMCC LLC	DMCC (UAE free zone)
J. Choo Sweden AB	Sweden
Capri Operations Limited	British Virgin Islands
Capri Finance Limited	Malta
Michael Kors (UK) International Limited	United Kingdom
Jimmy Choo (Australia) Pty Ltd	Australia
J. Choo Norway AS	Norway
J. Choo Denmark ApS	Denmark
JC ME Trading DWC LLC	DWC (UAE free zone)
Victory S.R.L.	Italy
GIVI Holding S.R.L.	Italy
Gianni Versace S.R.L.	Italy
Versace France S.A.	France
Versace Belgique S.A.	Belgium
Versace Taiwan Co., Limited	Taiwan

Entity Name	Jurisdiction of Formation
Versace Do Brasil Ltda	Brazil
Versace Malaysia Sdn. Bhd.	Malaysia
Versace Singapore Pte. Ltd.	Singapore
Versace Asia Pacific Limited	Hong Kong
Versace Suisse S.A.	Switzerland
Versace Canada Inc.	British Columbia
Versace Textil Sanayi ve Ticaret Anonim Sirteki	Turkey
Versace (Thailand) Co., Ltd.	Thailand
Versace China Ltd.	China
Versace Macau Limited	Macau
G. Versace Hellas S.A.	Greece
Creek Apartments Limited	UAE
Versace U.K. PLC	United Kingdom
Versace Korea Co. Ltd.	South Korea
Versace Deutschland GmbH	Germany
Versace España, S.A.U.	Spain
Versace USA Inc.	New York
Versace Australia PTY Limited	Australia
Versace Japan Co. Ltd.	Japan
Versace Monte-Carlo S.A.M.	France